FOR IMMEDIATE RELEASE
LabCorp Contacts:
Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Christopher Allman-Bradshaw – 336-436-8263
Media@Labcorp.com

LABCORP IS SCHEDULED TO VIRTUALLY PARTICIPATE AT THE
40TH ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

BURLINGTON, N.C., Jan. 4, 2022 — Labcorp (NYSE: LH), a leading global life sciences company, today announced that members of the executive management team will participate in a virtual fireside chat at the 40th Annual J.P. Morgan Healthcare Conference on Tuesday, Jan. 11 at 4:30 p.m (ET).
A live webcast of the presentation will be available via the Company website at www.Labcorp.com and archived for replay.
About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and save lives. With more than 70,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $14 billion in FY2020. Learn more about us at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.

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